UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Eco-Stim Energy Solutions, Inc.

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ECO-STIM ENERGY SOLUTIONS, INC.
2930 W. Sam Houston Pkwy N., Suite 275,
Houston, Texas 77043

June 2, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Eco-Stim Energy Solutions, Inc.:

Notice is hereby given that the Eco-Stim Energy Solutions, Inc. 2016 annual meeting of stockholders (the “Annual Meeting”) will be held on June 30, 2016 at 9:00 AM Central Standard Time, at Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002. The Annual Meeting is being held for the following purposes:

1.	To elect eight (8) directors to serve until the next annual meeting of stockholders;

2.	To approve, on a non-binding advisory basis, the Company’s named executive officers’ compensation;

3.	To approve the First Amendment (the “First Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance thereunder;

4.	To approve the material terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, as amended by the First Amendment for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

5.	To ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

6.	To transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on May 20, 2016, the record date for the meeting.

Your vote is very important. We would like you to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, it is important for your shares to be represented at the Annual Meeting. We urge you to promptly vote by Internet, by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the vote or to vote personally if you attend the Annual Meeting. Voting by Internet, by telephone or by submitting a proxy card will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if you hold your shares through a broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from your broker or other nominee a proxy issued in your name.

On or about June 6, 2016, we intend to commence mailing this Proxy Statement, the Notice of 2016 Annual Meeting of Stockholders, the accompanying proxy card and the 2015 Annual Report to Stockholders to all stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2016

This Notice of Annual Meeting, a copy of this Proxy Statement, the form of proxy and the 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2015, are available on our website free of charge at www.ecostim-es.com in the “SEC Filings” subsection of the “Investors” section.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

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ECO-STIM ENERGY SOLUTIONS, INC.
2930 W. Sam Houston Pkwy N., Suite 275,
Houston, Texas 77043

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Eco-Stim Energy Solutions, Inc. for use at the Eco-Stim Energy Solutions, Inc. 2016 annual meeting of stockholders (the “Annual Meeting”). In this Proxy Statement, references to “EcoStim,” “Eco-Stim,” the “Company,” “we,” “us,” “our” and similar expressions refer to Eco-Stim Energy Solutions, Inc., unless the context of a particular reference provides otherwise. The Board requests your proxy for the Annual Meeting that will be held on June 30, 2016 at 9:00 AM Central Standard Time, at Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement thereof.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for non-discretionary matters, which include the election of directors, the advisory vote on the Company’s named executive officers’ compensation, the approval of the First Amendment to the Plan and the approval of the material terms of the Plan for purposes of complying with the requirements of Section 162(m), without your instructions as to how to vote. Please return your proxy card so that your vote can be counted.

Delivery of Proxy Materials

Mailing Date. We intend to commence mailing this Proxy Statement, the Notice of 2016 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), the accompanying proxy card and the 2015 Annual Report to Stockholders to all stockholders entitled to vote at the Annual Meeting on or about June 6, 2016.

Stockholders Sharing an Address. We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each stockholder sharing your address in the future, please contact: Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, Attn: Secretary or by calling 281-531-7200, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you may have consented to reduce the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided to a broker, you must contact that broker to revoke your consent. If your household is receiving multiple copies of the proxy materials and you wish to request delivery of a single copy, you should contact your broker directly.

Internet Availability of Proxy Materials. The Notice of Annual Meeting, the Proxy Statement, the form of proxy and the Company’s 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2016 (the “Form 10-K”), are available free of charge at www.ecostim-es.com in the “SEC Filings” subsection under the “Investors” section.

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Quorum and Voting

Voting Stock. The Company’s common stock, par value $0.001 per share, is the only outstanding class of the Company’s securities that entitles holders to vote at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 20, 2016. As of the record date, 13,579,890 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum. A quorum of stockholders is necessary to have a valid meeting of stockholders. A majority of the shares entitled to vote, represented in person or by proxy, is a quorum at a shareholders’ meeting, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not present, the Annual Meeting may be postponed from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy.

Stockholder List. In accordance with the Company’s bylaws, the Company will maintain at its corporate offices in Houston, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the inspection of any stockholder, for purposes germane to the Annual Meeting, during normal business hours for 10 business days before the Annual Meeting. The list will also to be available throughout the Annual Meeting for inspection by any stockholder present at the meeting.

Vote Required. Only stockholders of record at the close of business on May 20, 2016 have the right to vote at the Annual Meeting. The affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting with respect to the subject proposal is required to approve each of Proposal One—Election of Directors, Proposal Two—Non-Binding Advisory Vote to Approve the Company’s Named Executive Officers’ Compensation, Proposal Three—Approval of the First Amendment to the Plan, Proposal Four—Approval of the Section 162(m) Material Terms of the Plan and Proposal Five—Ratification of Selection of Independent Registered Public Accounting Firm.

Cumulative voting is not permitted.

Broker Non-votes and Abstentions. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The NASDAQ Stock Market LLC (the “NASDAQ”) Rule 2251 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director election, executive compensation and other significant matters absent instructions from the beneficial owner. As a result, if you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on discretionary matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal Five), or leave your shares unvoted. On non-discretionary matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If you are a street name stockholder, and you do not give voting instructions, the holder of record will not be permitted to vote your shares with respect to Proposal One—Election of Directors, Proposal Two—Non-Binding Advisory Vote to Approve the Company’s Named Executive Officers’ Compensation, Proposal Three—Approval of the First Amendment to the Plan or Proposal Four—Approval of the Section 162(m) Material Terms of the Plan, and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to each of Proposals One, Two, Three and Four. If you are a street name stockholder, and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal Five—Ratification of Selection of Independent Registered Public Accounting Firm.

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Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will be included for purposes of determining whether a quorum is present at the Annual Meeting and will be treated as votes against the proposals.

Default Voting. A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations, which are as follows:

●	FOR ALL the election of the eight persons named in this Proxy Statement as the Board’s nominees for election of directors;

●	FOR the approval, on an advisory basis, of the Company’s named executive officers’ compensation;

●	FOR the approval of the First Amendment to the Plan to increase the number of shares of common stock authorized for issuance thereunder;

●	FOR the approval of the material terms of the Plan for purposes of complying with the requirements of Section 162(m);

●	FOR the ratification of the selection of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. As of the date hereof, the Board is not aware of any matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

Voting Procedures. If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

●	By Internet. You may submit a proxy electronically via the Internet by following the instructions provided on the proxy card, if you are a registered holder, or, on the voter instruction form (“VIF”), if you are a beneficial holder. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Annual Meeting.

●	By Telephone. You may submit a proxy by telephone using the toll-free number listed on the on the proxy card, if you are a registered holder, or, on the VIF, if you are a beneficial holder. Please have the proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Annual Meeting.

●	By Mail. If you received or requested printed proxy materials, you may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope according to the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

●	In Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

Revoking Your Proxy. You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting by: (i) delivering to the Secretary of the Company, at Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, a written notice of the revocation; (ii) signing, dating and returning a proxy bearing a later date; (iii) timely submitting a proxy with new voting instructions using the Internet or telephone voting system; or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is exercised or unless you vote your shares in person at the Annual Meeting before your proxy is exercised.

Solicitation Expenses. We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation, but such directors, officers and employees may be reimbursed for their reasonable expenses in forwarding solicitation material. We have also retained the firm of Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee estimated at $5,500 plus expenses. In addition, the Company may request brokers, custodians, nominees and fiduciaries to forward proxy materials to stockholders of the Company and will reimburse any reasonable expenses incurred by them.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Based on the recommendations from its Nominating Committee, the Board has nominated the following eight (8) nominees for election as directors of the Company at the Annual Meeting:

Bjarte Bruheim

Jon Christopher Boswell

Carlos A. Fernandez

Donald Stoltz

Christopher Krummel

Ahmad Al-Sati

Lap Wai Chan

Leonel Narea

If elected, they will each serve as a director until either they are re-elected or their successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Information Concerning the Nominees and Incumbent Directors

Biographical information of each of the above-listed nominees is contained in “Directors and Executive Officers” below. Information as to the stock ownership of each of our directors and all of our current directors and executive officers as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Vote Required and Board of Director’s Recommendation

The nominees receiving the votes of the majority of shares present and entitled to vote at the Annual Meeting will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE EIGHT NOMINEES LISTED ABOVE.

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DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information, as of the date of this Proxy Statement, regarding the Company’s directors and executive officers:

Name	Age	Positions
Bjarte Bruheim	60	Chairman of the Board
Jon Christopher Boswell	55	Director, President and Chief Executive Officer
Donald Stoltz	39	Director
Carlos A. Fernandez	59	Director, Executive Vice President-Corporate Business Development and General Manager Latin America
Leonel Narea	54	Director
Christopher Krummel	48	Director
Ahmad Al-Sati	43	Director
Lap Wai Chan	50	Director
Bobby Chapman	59	Chief Operating Officer
Alexander Nickolatos	38	Chief Financial Officer and Assistant Secretary
Craig Murrin	62	Secretary and General Counsel

Bjarte Bruheim. Mr. Bruheim is a co-founder of our Company and has served as Director and the Chairman of the Board of Directors of our Company and its predecessors since December 2011. He has over 30 years of international management experience and is also a serial entrepreneur. He has spent the majority of his career introducing technologies that reduce risk and improve efficiencies in the oil and gas business. Such companies include oilfield services companies such as Petroleum Geo-Services ASA (“PGS”) which he co-founded in 1991, Electromagnetic Geoservices ASA (“EMGS”) where he was an early venture investor and Executive Chairman starting in 2004 and became Chief Executive Officer in January 2015 serving until August 2015, Geo-Texture Technologies, Inc. (“Geo-Texture”), which he co-founded in 2005, and ODIM ASA (“ODIM”) which he worked to turn around and later sell. PGS and EMGS remain public companies and are leaders in their industry while ODIM was sold to Rolls Royce and the intellectual property of Geo-Texture was sold to Eco-Stim. In addition to the oilfield service companies, Mr. Bruheim was a co-founder in Spinnaker Exploration Company using PGS technology, an early venture investor in Spring Energy using EMGS technology and co-founder of a small exploration and production company operating in the Eagle Ford field in Texas using Geo-Texture technology. Spinnaker was later sold to Statoil for approximately $2.5 billion, Spring Energy was sold to Tullow Oil and the small exploration and production company in the Eagle Ford play was sold to Chesapeake. Mr. Bruheim has been involved at the board level in value creation for many energy and energy service related companies. He started his career as an executive with WesternGeco, now Schlumberger, after graduating with a master’s degree in Physics and Electronics from the Norwegian University of Science & Technology in Trondheim, Norway.

Jon Christopher Boswell. Mr. Boswell is a co-founder of our Company and has served as President and Chief Executive Officer and a Director of our Company and its predecessors, FRI and FRIBVI, since December 2011. Prior to FRI, from 2009 to 2011, Mr. Boswell served as Chief Financial Officer for NEOS GeoSolutions, a Silicon Valley backed oilfield technology company (“NEOS”). Prior to NEOS, from August 2003 to January 2009, he served as Chief Financial Officer for Particle Drilling Technologies, an oilfield services and technology company (“Particle”). Prior to Particle, he served as Senior Vice President and Chief Financial Officer of PGS from December 1995 until October 2002. PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker Exploration Company, which was then sold to Statoil for approximately $2.5 billion. Mr. Boswell began his career at Arthur Andersen & Co. and later served in management positions with PriceWaterhouse, LLP in Houston, Texas. Mr. Boswell is a 1985 graduate of the University of Texas at Austin.

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Carlos A. Fernandez. Mr. Fernandez is a co-founder of our Company and has served as a member of the Board of our Company and its predecessors since December 2011. Mr. Fernandez has 35 years of experience in the oil and gas industry and over 30 years of experience in various executive management and sales positions. From January 2010 to present, he has worked as General Manager – Latin America for NEOS. From April 2006 to November 2009, he served as Senior Vice President Business Development for 3D-Geo. While at 3D-Geo, Mr. Fernandez led the formation of the Kaleidoscope seismic imaging project, a partnership among Repsol, 3D-Geo, Stanford University, IBM, and the Barcelona Supercomputing Center. From 1996 to March 2006, he served as General Manager – Latin America for Paradigm Geophysical. From 1990 to 1995, Mr. Fernandez served as President of Petroleum Information Argentina. From 1979 through 1990, he held various leadership positions with seismic technology and computing companies such as Silicon Graphics. Mr. Fernandez received his degree in geophysics with honors from the National University of La Plata in Argentina. Mr. Fernandez has taught at the University for more than 10 years, contributing to the education of a significant number of geophysicists, currently working in the oil and gas industry in Latin America and around the world.

Christopher Krummel. Mr. Krummel joined our Board in January 2014. Mr. Krummel currently provides advisory services to other companies focused on the global energy industry. He most recently served as the Chief Financial Officer and Vice President for EnTrans International LLC, a portfolio company of American Industrial Partners LLC . Prior to September of 2014, he served as Vice President, Controller and Chief Accounting Officer for Cameron International Corporation (“Cameron”), where he was responsible for all accounting functions, including consolidated financial reporting and SEC filings. He started at Cameron in October 2007, and previously served as Chief Financial Officer for Enventure Global Technology, a private equity backed startup. Prior to Enventure, he held financial leadership roles with Petroleum Geo-Services ASA and PriceWaterhouse LLP. He holds a BSBA in accounting from Creighton University and an MBA from The Wharton School of the University of Pennsylvania. In addition to our Board, Mr. Krummel is a director of Rebuilding Together Houston.

Ahmad Al-Sati. Mr. Al-Sati is a Managing Director of Albright, and was designated by ACM to serve on our Board in May 2014, pursuant to the Stockholder Rights Agreement. Mr. Al-Sati is an investor and restructuring professional with over 12 years of direct experience in private equity, lending transactions and other special situations in almost 20 different jurisdictions in Africa, Europe, Asia and the Americas. Prior to joining Albright in September 2012, Al-Sati was a Managing Director at Plainfield Asset Management where, most recently, he was responsible for the firm’s energy and international portfolios in industries that included consumer products, specialty finance, building products, steel, E&P cleantech and energy. Mr. Al-Sati was also Chairman of two renewable energy companies in Peru and Greece. Mr. Al-Sati began his career as an attorney with Schulte Roth & Zabel LLP, representing hedge funds and private equity firms in privately negotiated transactions. In 2003, Mr. Al-Sati joined MatlinPatterson Global Advisers LLC (“MatlinPatterson”). At MatlinPatterson, he was initially responsible for the transactional legal work, private debt trading and tax structuring and worked on a variety of private equity transactions during his time there. Mr. Al-Sati received a BA, with honors, double majoring in Economics and History from Wesleyan University in 1995, a J.D. from Columbia Law School in 2000 and an M.B.A. from the Stern School of Business in 2008.

Lap Wai Chan. Mr. Chan was designated by ACM to serve on our Board in July 2014, pursuant to the Stockholder Rights Agreement. Mr. Chan has been actively investing for over 20 years, including investment experience in Asia, Latin America, North America and Oceana. Mr. Chan joined Albright in 2011. Prior to joining Albright in 2011, Mr. Chan was the Managing Partner and international portfolio manager for MatlinPatterson Global Opportunities Funds from inception to September 2009. Prior to July 2002, Mr. Chan was a Managing Director at Credit Suisse’s Distressed Group in Hong Kong, which he established in 1997. Mr. Chan began his career at ING Barings Ltd (“ING”), most recently as Director of Asian Special Investments for ING Barings Securities (HK) Ltd, in Hong Kong from 1995 to 1997. From 1993 to 1995, he focused on South American emerging markets finance as head of EMG sales in the Tokyo office of ING, and from 1987 to 1993 he served as Vice President of EMG corporate finance, sales and trading in ING’s New York office. Mr. Chan obtained a BA with Honors from the University of Chicago in 1987. Until May 2014, Mr. Chan served as an independent board member and Chairman of the special committee of Harbinger Group Inc. He currently works exclusively with Albright on emerging markets transactions.

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Donald Stoltz. Mr. Stoltz was elected to our Board on March 7, 2016 to fill the vacancy created by the resignation of Mr. Romestrand. Mr. Stoltz is Partner and head of trading of Bienville Argentina Opportunities Fund LP (“Bienville”), which is currently the holder of over 10% of the Company’s outstanding shares. Mr. Stoltz has over 16 years of experience in trading derivatives, portfolio risk management, operations and investing in public and private companies. Mr. Stoltz began his career at JPMorgan Chase in August 1999, where he worked in diverse roles such as equity derivative trading, institutional sales, interest rate swaps and foreign exchange trading until February 2009. Following JPMorgan, Mr. Stoltz was a proprietary trader at First New York Securities from February until May 2009, when he joined Bienville. Mr. Stoltz’s board experience includes two of Bienville Argentina Opportunity Fund, LP’s portfolio companies, Eco-Stim Energy Solutions and TGLT SA. Mr. Stoltz is chairman of the investment committee at Temple B’nai Jeshurun in Short Hills, NJ. He graduated with a BS in management from Pennsylvania State University in 1999.

Leonel Narea. Mr. Narea was elected to our Board on March 7, 2016 to fill the vacancy created by the resignation of Mr. Yonemoto. Mr. Narea has over 25 years of experience as an emerging markets investment banker and investment management professional. His experience in emerging markets investment banking has focused on Latin America where he has completed transactions and assignments in corporate advisory, capital markets, restructurings, structured finance and private placements for corporations and governments. Mr. Narea served as a Managing Director, Investment Banking with GMP Securities from August 2014 until February 2016. From May 2013 until June 2014, he was an Investment Officer with Wells Fargo and prior to that, he was a Managing Director with Austral Capital Partners, an emerging markets advisory boutique from July 2010 to April 2013. From January 2004 to June 2010 he was a Managing Director with UBS AG and from 2000 to 2003 he was a Director and Investment Committee member for RBS Group and RBS Asset Management focused on emerging markets fixed income and alternative investments. From 1990 until 2000, Mr. Narea was a Managing Director with ING Group – ING Barings, New York in emerging markets investment banking and debt capital markets where he was Head of Debt Capital Markets – Latin America. He earned a B.A. degree in Political Science and Economics from Fordham University in New York.

Bobby Chapman. Mr. Chapman was appointed our Chief Operating Officer in December 2013. Mr. Chapman started his career with Halliburton, where he was involved in drilling and completions operations, sales, engineering, and management in offshore Gulf of Mexico and broad US land operations as well as assignments internationally offshore West Africa. His experience includes high pressure / high temperature well cementing, stimulation engineering (matrix acidizing and well stimulation ) as well as completion design including complex, extended reach, deep water well completion designs. He was author of several SPE technical papers on the use of high perm well stimulation techniques and processes. In 1998, Mr. Chapman joined Weatherford International where he spent seven years working in management positions involving all types of artificial lift and general business planning. He was responsible for the organic startup of Weatherford’s well stimulation business. Later after leaving Weatherford, he started Liberty Pressure Pumping (“Liberty”), a startup business focused on well stimulation of unconventional resources. He was involved in all phases of the business including strategic planning, financial planning, equipment design, sales, engineering and management. Liberty’s niche was supplying well stimulation operations to the Barnett Shale but later expanding to other unconventional basins in the United States. In 2007, Liberty was sold to Trican Well Service (“Trican”) for in excess of $200 million. Mr. Chapman was retained by Trican to serve as President of the United States region. He resigned from Trican in September 2012. During this time Trican grew to add several operating regions and also expanded product line offerings to include cementing services and coil-tubing services. Mr. Chapman is a 1979 graduate of Louisiana State University with a B.S. degree in Petroleum Engineering.

Alexander Nickolatos. Mr. Nickolatos became our Chief Financial Officer in December 2013 and was appointed in July 2014 as our Assistant Secretary. Prior to being appointed our Chief Financial Officer, Mr. Nickolatos has served as Controller of the Company’s predecessors, FRI and FRIBVI, since July 2012. From March, 2006 until June 2012, Mr. Nickolatos served as the Director of Financial Planning and Analysis at NEOS. During his time at NEOS, he also served as Controller and Treasurer, and oversaw oil and gas accounting and finance operations in over seven countries, including Argentina. In conjunction with this role, he helped to raise and manage over $500 million from private investors, including Bill Gates, Kleiner Perkins, and Goldman Sachs. He was instrumental in implementing the company’s subsidiary exploration activities in Argentina, eventually forming an assignment of two concessions to ExxonMobil. Prior to joining NEOS, he worked for Arthur Andersen and PricewaterhouseCoopers. Mr. Nickolatos is a Certified Public Accountant, and holds a BBA degree, summa cum laude, from Walla Walla University.

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Craig Murrin. Mr. Murrin is a co-founder of our Company. He joined us in April 2014 and was elected Secretary and General Counsel and designated as our Compliance Officer in May 2014. He served as an attorney for SandRidge Energy Offshore, LLC (formerly “Dynamic Offshore Resources”) from February 2009 until February 2014. He was Vice President, Secretary and General Counsel of Global Geophysical Services, Inc. (“GGS”) from May 2005, when it commenced business, until October 2008. He helped GGS raise over USD 100 million in private equity and USD 180 million of secured debt, establish an international operating company in the Cayman Islands, establish an FCPA compliance program, and enter the geophysical service business in Algeria, Argentina, Georgia, India, Oman and Peru. He was Vice President-Legal of various subsidiaries of PGS from 1997 until 2003 and served as its chief compliance officer from 2000 to 2003, helping it to enter the geophysical service business in Kazakhstan, Mexico and Saudi Arabia. From 1988 to 1995 he served as Senior Counsel and Assistant Secretary of The Western Company of North America, where he helped it enter the pressure-pumping and offshore drilling businesses in Argentina, Brazil, Colombia, China, Hungary, Indonesia, Malaysia, Nigeria and Russia. He obtained his law degree from Stanford University, where he served on the Law Review. He served on the council of the international section of the Houston Bar Association from 2003 through 2009.

Director Qualifications

Mr. Bruheim has significant operational experience in the oilfield services industry and brings both a practical understanding of the industry as well as hands-on experience at building companies in this sector. He currently serves on several other boards of directors of companies operating in our industry and brings experience with young growing companies to our Board, which adds significant value. Mr. Boswell also has a track record as an executive officer in this industry and has been part of starting and building multiple companies with this oilfield service sector. He also brings a strong financial background to our Board. Mr. Fernandez has significant experience at starting and growing oilfield service companies with a particular emphasis on the Latin American market and specifically in Argentina. His experience at navigating cross border business agreements and relationships is of particular value to our Board. Mr. Krummel has significant financial experience in the industry with previous roles as Chief Financial Officer and Chief Accounting Officer with public companies where he was responsible for all accounting functions, including consolidated financial reporting and SEC filings. Mr. Al-Sati is an investor and restructuring professional with over 12 years of direct experience in private equity, lending transactions and other special situations in almost 20 different jurisdictions in Africa, Europe, Asia and the Americas. Mr. Chan has extensive investment experience, including investment experience in Asia, Latin America, North America and Oceana. His experience in and understanding of emerging markets transactions in an international context should add significant value to our Board. Mr. Stoltz has experience in trading derivatives, portfolio risk management, interest rate swaps and foreign exchange trading. Mr. Narea has completed transactions and assignments in corporate advisory, capital markets, restructurings, structured finance and private placements for corporations and governments in Latin America.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer does not serve as the Chairman of our Board. Our Board believes that having an outside director serve as the Chairman helps to ensure that the non-employee directors take an active leadership role on our Board and that this leadership structure is beneficial to the Company.

In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, technical risks affecting the Company’s resource base, political risks and credit and investment risk. The Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact the Company’s strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing the Company’s compensation policies and practices.

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Shareholder Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board or to any director in particular, by writing to:

Eco-Stim Energy Solutions, Inc.

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

Attn: General Counsel

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by our Board.

Director Independence

As required under the NASDAQ Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Based upon such definition and SEC regulations, we have determined that Messrs. Bjarte Bruheim, Christopher Krummel, Leonel Narea, Ahmad Al-Sati, Donald Stoltz, and Lap Wai Chan are “independent” under the standards of the NASDAQ.

There are no family relationships between any of the executive officers and directors.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable. One board members attended the 2015 annual meeting of stockholders held on June 30, 2015.

Board and Committee Meetings

The Board held 9 meetings during the fiscal year ended December 31, 2015. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which that director served.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

Mr. Christopher Krummel has served as chairman of the Audit Committee since January 2014, and Messrs. Bjarte Bruheim and Leonel Narea also currently members of the Audit Committee. Mr. Jogeir Romestrand served as a member of the Audit Committee until he resigned from our Board on March 7, 2016. On March 7, 2016, our Board, based on the Nominating Committee’s recommendation, appointed Mr. Leonel Narea to serve as a member of the Audit Committee, filling the vacancy created by the resignation of Mr. Romestrand from the Board. As required by the rules of the SEC and listing standards of the NASDAQ, the Audit Committee consists solely of independent directors. In addition, our Board has determined that Mr. Krummel qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

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The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Board, including:

●	overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

●	overseeing the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

●	overseeing the Company’s compliance with legal and regulatory requirements;

●	overseeing the independent auditors’ qualifications, independence and performance;

●	overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

●	providing an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee.

The Company has an Audit Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The Audit Committee held 10 meetings during the fiscal year ended December 31, 2015.

Compensation Committee

Mr. Christopher Krummel has served as chairman of the Compensation Committee since March 2015, and Messrs. Ahmad Al-Sati and Donald Stoltz are also current members of the Compensation Committee. On March 7, 2015, our Board appointed Mr. Donald Stoltz to serve as an additional member of the Compensation Committee. Our Board has determined that all members of the Compensation Committee meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the independence standards of the applicable NASDAQ Stock Market Rules.

The Compensation Committee assists our Board in carrying out its responsibilities with respect to (i) employee compensation, benefit plans, and employee stock programs and (ii) matters relating to the compensation of persons serving as senior management and the Chief Executive Officer of the Company. The Compensation Committee determines and approves the total compensation of the Chief Executive Officer and senior management based on its evaluation of the performance the Chief Executive Officer and senior management in light of certain goals and objectives as well as input from the Nominating Committee, and with respect to senior management, the Compensation Committee also considers input from the Chief Executive Officer. The Compensation Committee has broad delegating authority, including the authority to delegate to subcommittees as it deems appropriate, to delegate to one or more executive officers to approve equity compensation awards under established equity compensation plans of the Company to employees and officers of the Company other than those subject to Section 16 of the Exchange Act and to delegate any non-discretionary administrative authority under Company compensation and benefit plans consistent with any limitations specified in the applicable plans.

The Company has a Compensation Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The Compensation Committee held two meetings during the fiscal year ended December 31, 2015.

Nominating Committee

Mr. Jogeir Romestrand served as chairman of the Nominating Committee since March 2015, and Mr. Bjarte Bruheim and Mr. John Yonemoto served as members of the Nominating Committee until Mr. Romestrand and Mr. Yonemoto resigned from our Board on March 7, 2016. Mr. Bjarte Bruheim became the chairman of the Nominating Committee on March 7, 2016. On March 7, 2016, our Board appointed Mr. Ahmad Al-Sati and Mr. Stoltz to serve as members of the Nominating Committee, filling the vacancies created by the resignation of Jogeir Romestrand and John Yonemoto from the Board.

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The Nominating Committee identifies, evaluates and nominates qualified candidates for appointment or election to the Company’s Board. In identifying, evaluating and recommending director nominees to the Board, the Nominating Committee identifies persons who possess the integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interests of its shareholders, customers, employees, communities it serves and other affected parties. A candidate must be willing to regularly attend Board meetings and if applicable, committee meetings, to participate in Board development programs, to develop a strong understanding of the Company, its businesses and its requirements, to contribute his or her time and knowledge to the Company and to be prepared to exercise his or her duties with skill and care. While the Board does not have a formal policy on diversity, in selecting nominees, the Nominating Committee seeks to have a Board that represents a diverse range of perspectives and experience relevant to the Company.

The Company has a Nominating Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The functions of the Nominating Committee, which are discussed in detail in its charter, include (i) developing a pool of potential directorial candidates for consideration in the event of a vacancy on the Board, (ii) screening directorial candidates in accordance with certain guidelines and criteria set forth in its charter and (iii) recommending nominees to the Board. The Nominating Committee held three meetings during the fiscal year ended December 31, 2015.

The Nominating Committee seeks recommendations from our existing directors to identify potential candidates to fill vacancies on our Board. The Nominating Committee will also consider nominee recommendations properly submitted by stockholders in accordance with the procedures outlined in our bylaws, on the same basis as candidates recommended by the Board and other sources. For stockholder nominations of directors for the Annual Meeting, nominations must be made in writing and delivered to the Secretary of the Company at 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043. Nominations must be received by the Secretary of the Company no later than the earlier of the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two (2) days prior to the date of the Annual Meeting.

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PROPOSAL TWO: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, we are asking our stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including under the heading “Executive Compensation.” This advisory vote is not intended to address any specific item of compensation, but rather our overall compensation of our named executive officers and the principles, policies and practices, and the compensation described in this Proxy Statement.

The Compensation Committee believes that our named executive officers should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained growth in value for our stockholders. We have a comprehensive executive compensation program that is designed to link our executive officers’ compensation as closely as possible with our performance while also aligning our executive officers’ interests with those of our stockholders. We continually monitor our executive compensation program and modify it as needed to strengthen the link between compensation and performance and to maintain our competitive position within the oil and gas service industry with respect to the search for and retention of highly capable executive personnel. We encourage stockholders to read the section of this Proxy Statement entitled “Executive Compensation,” including the compensation tables and accompanying narrative disclosures, which discuss in greater detail the compensation of our named executive officers.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of Eco-Stim Energy Solutions, Inc.’s named executive officers, as disclosed in the Proxy Statement for Eco-Stim Energy Solutions, Inc.’s 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the disclosure contained in “Executive Compensation” and the compensation tables and other narrative executive compensation disclosures contained therein.”

This is an advisory vote and is not binding on the Company, the Compensation Committee or the Board. However, because we value the views of our stockholders, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of stockholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

Vote Required and Board of Director’s Recommendation

The affirmative vote by a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION.

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PROPOSAL three: APPROVAL OF THE FIRST Amendment TO THE ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the First Amendment (the “First Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan (the “Plan”), which increases the number of shares available under the Plan by 200,000 shares. As explained in greater detail below, we believe approval of the First Amendment is advisable in order to ensure that we have an adequate number of shares available under the Plan for our compensation programs.

BACKGROUND AND PURPOSE OF THE PROPOSAL

Our board of directors (the “Board”) originally adopted the Plan, effective as of July 9, 2014. The Plan was amended and restated in its current form, and approved by our stockholders, effective as of May 14, 2015.

The purpose of the First Amendment is to increase the number of shares of the Company’s common stock (the “Common Stock”) that we may grant under the Plan. On June 1, 2016, the Board unanimously approved the First Amendment, subject to stockholder approval at the Annual Meeting. If the First Amendment is not approved by stockholders, the Plan will continue in effect in its present form. If the First Amendment is approved by stockholders, we intend to file, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-8 to register the additional shares of Common Stock available for issuance under the Plan.

We believe that approval of the First Amendment will give us the flexibility to make stock-based awards and other awards permitted under the Plan over the next two years in amounts determined appropriate by the Committee (as defined below); however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the First Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our Common Stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our shares of Common Stock as of June 1, 2016 was $2.43 per share, as reported on the NASDAQ.

As of June 1, 2016, the total number of outstanding shares of Common Stock was 13,579,890. Our current dilution (which is the number of shares of Common Stock available for grant under the Plan, divided by the total number of shares of Common Stock outstanding) is approximately 4%. If the First Amendment is approved by stockholders, the potential dilution from issuances authorized under the Plan will increase to approximately 5%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

CONSEQUENCES OF FAILING TO APPROVE THE PROPOSAL

Failure of our stockholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the Plan, in its current form, until the shares of Common Stock available for issuance thereunder are exhausted, which we estimate will occur in early 2017, based on current expected equity grant practices and plans. If the First Amendment is not approved by stockholders, the Plan will remain in effect in its current form.

DESCRIPTION OF THE ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN

A summary description of the material features of the Plan, as amended to reflect the First Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to (i) the Plan, a copy of which is incorporated by reference to Exhibit 4.1 to our Form S-8 (File No. 333-207094), filed on September 23, 2015 and (ii) the First Amendment, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.

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Purpose of the 2015 Stock Incentive Plan

The purpose of the Plan is provide a means through which the Company may attract and retain able persons to serve as senior executives of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its affiliates and their desire to remain employed by, or continue providing services to, the Company and its affiliates. A further purpose of the Plan is to enhance the profitable growth of the Company and its affiliates. The Company seeks to achieve the Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including but not limited to:

●	incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”);

●	stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”);

●	restricted stock awards (“Restricted Stock”);

●	phantom stock (“Phantom Stock”), which may be settled in Common Stock or in cash, as determined by the Committee (as defined below);

●	awards that are subject to or contingent upon certain performance measures (“Performance Awards”);

●	stock appreciation rights (“SARs”), either in connection with an award of Options or independently as a Phantom Stock award; and

●	awards of Common Stock (“Bonus Stock”).

The Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which governs Incentive Options. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted under the Plan after 10 years from the date the Plan was approved by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been exercised, satisfied, forfeited or expired.

Administration of the Long Term Incentive Plan

Unless the Board appoints another committee, the compensation committee of the Board (the “Committee”) administers the Plan. The Committee shall be comprised solely of two or more directors who are both “nonemployee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code (“Section 162(m)”). Subject to the terms and conditions of the Plan, the Committee shall have the power from time to time to:

●	determine which Eligible Individuals (as defined below) shall receive an Award;

●	the time or times when such Award shall be made;

●	the type of Award that shall be made; and

●	the number of shares of Common Stock to be subject to, or the value of, an Award.

The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed thereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award and to make all other determinations necessary or advisable for administering the Plan. The Board may alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a participant with respect to an Award theretofore granted without the consent of the participant, and provided, further, that the Board may not, without the approval of our stockholders, amend the Plan to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan, increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan.

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Shares Subject to the Long Term Incentive Plan

The First Amendment would increase the number of shares of Common Stock available for Awards under the Plan by 200,000 shares. Accordingly, after giving effect to the First Amendment, the maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Options, may not exceed 1,200,000 shares of Common Stock. In addition, the Plan also includes individual limitations on the amounts of Awards that may be awarded. Specifically, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 shares (subject to adjustment from time to time in accordance with the provisions of the Plan) and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000.

As of June 1, 2016, there are (i) 459,000 shares of Common Stock already issued pursuant to Awards, specifically and (ii) 541,000 shares of Common Stock remaining available for future Awards.

To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. The shares of Common Stock issued under the Plan may be, in whole or in part, authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. As long as the shares of Common Stock remain listed for trading on the NASDAQ, the fair market value of the shares of Common Stock on a given date will be the value equal to the closing price of a share of Common Stock as reported on the NASDAQ on that date (or on the last preceding date on which there was such a closing price).

Persons Who May Participate in the Long Term Incentive Plan

Individuals eligible to receive Awards, or “Eligible Individuals,” under the Plan are employees and consultants that provide services to the Company or one of the Company’s affiliates and members of the Board or members of the board of directors of an affiliate of the Company. Eligible Individuals to whom an Award is granted under the Plan are referred to as “Participants.” As of June 1, 2016, we had approximately six outside directors, seven executive officers, and 76 other employees who would be eligible to participate in the Plan.

Awards under the Long Term Incentive Plan

Stock Options. The Company may grant Options to Eligible Individuals including (i) Incentive Options (only to employees of the Company or one of its subsidiaries) that comply with Section 422 of the Code; and (ii) Nonstatutory Options. With respect to Incentive Options, a Participant must be an employee of the Company or one of its subsidiaries on the date of grant. The exercise price of each Option granted under the Plan shall be determined by the Committee; however, the exercise price for an Option must not be less than the fair market value per share of Common Stock as of the date of grant (or 110% of the fair market value per share of Common Stock in the case of an Incentive Option granted to a Participant that owns shares of Common Stock equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company). Options may be exercised as the Committee determines, but not later than ten years from the date of grant (or five years from the date of grant in the case of an Incentive Option granted to a Participant that owns shares of Common Stock equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company). The vested portion of an Option may be exercised, in whole or in part, at any time after becoming exercisable until its expiration or termination. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Incentive Options granted under the Plan are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Incentive Option shall be treated as a Nonstatutory Option.

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An Option agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of an SAR in connection with the grant of an Option and, in such case, the exercise of the SAR shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the SAR is exercised (and vice versa). In the case of any SAR that is granted in connection with an Incentive Option, such right shall be exercisable only when the fair market value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered.

Except as permitted under the Plan in connection with a recapitalization or other Corporate Change (as defined in the Plan), Options and SARs may not be amended without the approval of the stockholders of the Company so as to (i) reduce the option price of any outstanding Options or SARs, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price thereof, (iii) exchange any Option or SAR for other consideration when the exercise price per share of Common Stock under such Option or SAR exceeds the fair market value of the underlying shares or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the listing standards of the NASDAQ. Notwithstanding the foregoing, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option or SAR to increase the per share exercise price or replace any Option or SAR with the grant of Options or SARs having a per share exercise price that is equal to or greater than the per share exercise price of the original Award.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to restrictions, terms and conditions imposed by the Committee in its discretion. Unless the Committee determines otherwise, upon the issuance of Restricted Stock, a Participant shall have all of the rights of a stockholder with respect to the shares of Common Stock represented by the Restricted Stock, including the right to vote such shares of Common Stock and to receive all dividends or other distributions made with respect to the shares of Common Stock. Dividends shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares.

Phantom Stock. A Phantom Stock Award represents the right to receive shares of Common Stock (or the fair market value thereof), or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee. Each Award of Phantom Stock will contain restrictions, terms and conditions imposed by the Committee in its discretion. Awards of Phantom Stock may be paid in shares of Common Stock, cash or a combination thereof. A Phantom Stock Award may include, without limitation, an SAR that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the SAR shall be determined by the Committee but such exercise price shall not be less than the fair market value of a share of Common Stock on the date such SAR is granted.

Performance Awards. Performance Awards may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an Award agreement. A Performance Award shall be awarded to a participant contingent upon one or more performance measures established by the Committee. Please see “Proposal Four—Approval of the Material Terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)” for additional information regarding the potential performance measures for Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m). The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of the performance measure(s). Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measure(s) for such performance period, as determined and certified in writing by the Committee. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee.

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Bonus Stock. The Committee may grant an Award of unrestricted shares of Common Stock to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. Awards of Common Stock may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Other Provisions

Transferability of Awards. The Plan generally restricts the transfer of Awards, except for (1) transfer by will or the laws of descent and distribution, (2) pursuant to a qualified domestic relations order or (3) with the consent of the Committee. Incentive Options will not, under any circumstances, be transferable other than by will or the laws of descent and distribution.

Changes in Capitalization. In the event of a subdivision or consolidation of Common Stock, the number of shares of Common Stock with respect to which an Award theretofore granted may thereafter be exercised or satisfied, as applicable, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the purchase price per share, if any, shall be proportionately reduced and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased.

Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or another change or event occurs that constitutes an “equity restructuring” pursuant to Accounting Standards Codification Topic 718 or any successor accounting standard, (1) the Committee shall equitably adjust the number and class of shares of Common Stock (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such recapitalization and shall adjust the number and class of shares of Common Stock (or other securities or property) with respect to which Awards may be granted after such recapitalization and (2) the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Common Stock (or other securities) that may be delivered with respect to Awards under the Plan, the individual Award limitations under the Plan and the class of shares of Common Stock (or other securities) available for grant under the Plan. Upon a Corporate Change (as defined in the Plan), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or SARs held by any individual Participant: (1) accelerate the time at which Options or SARs then outstanding may be exercised, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or SARs held by such Participants, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value (as defined in the Plan) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or SARs then outstanding as the Committee deems appropriate to reflect such Corporate Change.

Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by the Plan, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion.

Termination and Amendment. The Board may terminate the Plan at any time and from time to time alter or amend the Plan; provided that no such change may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of such Participant; provided, further, that the Board may not, without approval of the stockholders of the Company, amend the Plan to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan, increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Options or change the class of individuals eligible to receive Awards under the Plan.

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Clawback. Any portion of the payments and benefits provided under the Plan or the sale of shares of Common Stock shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule.

Tax Withholding. The Company shall have the right to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, Common Stock (including Common Stock that would otherwise be issued with respect to such Award) or other property) of any applicable taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations and to take such other action(s) as may be necessary in the opinion of the Company to satisfy its withholding obligations with respect to such Award.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of Common Stock on the date of grant, SARs payable in cash, Phantom Stock, and certain other Awards that may be granted pursuant to the Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the shares of Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

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The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held shares of Common Stock in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Plan allows the Committee to permit the transfer of Awards (other than Incentive Options), in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Common Stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2016, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

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Other Awards: Cash Awards, Phantom Stock, Restricted Stock and Bonus Stock Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a Phantom Stock Award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Common Stock in settlement of the Phantom Stock Award, as applicable, in an amount equal to the cash or the fair market value of the shares of Common Stock received.

A recipient of Restricted Stock or a Bonus Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Common Stock (i) when the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of Common Stock will commence on the later of the date the shares of Common Stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including shareholder approval requirements. Although the Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, the Company may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations. Please see “Proposal Four—Approval of the Material Terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)” for additional information.

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NEW PLAN BENEFITS

The Awards, if any, that will be made to Eligible Individuals under the Plan are subject to the discretion of the Committee, therefore, the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future. Therefore, the New Plan Benefits Table is not provided.

PREVIOUSLY AWARDED OPTIONS

The following table sets forth, for the named executive officers and certain other groups, all shares of Common Stock underlying outstanding Options previously awarded under the Plan. No associate of any of the directors, named executive officers or nominees set forth below holds or has held options to purchase our common stock.

Name and Principal Position	Number of Shares Issued or Underlying Options
Jon Christopher Boswell	18,500
Chief Executive Officer

Bobby Chapman	0
Chief Operating Officer

Carlos Fernandez	0
Executive Vice President—Corporate Business Development and General Manager Latin America

Alexander Nickolatos	15,000
Chief Financial Officer and Assistant Secretary

All executives as a group	33,500

Non-executive director group(1)	42,500

Non-executive officer employee group	75,000

Total	151,000

(1) All members of the Board who are not also our executive officers.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2015.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,136,839	$5.52	713,328
Equity compensation plans not approved by security holders	—	—	—
Total	1,136,839	$5.52	713,328

The board of directors unanimously recommends that you vote “FOR” the FIRST AMENDMENT TO the ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN.

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PROPOSAL FOUR: APPROVAL OF THE MATERIAL TERMS OF THE eco-stim energy solutions, inc. 2015 STOCK INCENTIVE PLAN FOR PURPOSES OF complying with THE requirements of SECTION 162(M)

In addition to approving the First Amendment as set forth in Proposal Three, we are also asking stockholders to approve the material terms of the Plan for purposes of complying with the requirements of Section 162(m) solely with respect to the additional shares to be added to the Plan, subject to stockholder approval, pursuant to the First Amendment (the “Additional Shares”) in order to allow us to grant Awards under the Plan using the Additional Shares that are designed as “performance-based compensation” within the meaning of Section 162(m).

BACKGROUND AND PURPOSE OF THE PROPOSAL

We believe it is desirable to have the ability to deduct, for federal income tax purposes, the value of Awards granted pursuant to the Plan. The Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (“Covered Employees”) determined pursuant to the SEC’s executive compensation disclosure rules may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for Awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan must be disclosed to and approved by our stockholders.

We are specifically requesting that stockholders vote to approve: (1) the maximum amount of compensation that may be paid to a Participant under the Plan in any fiscal year, (2) the individuals eligible to receive compensation under the Plan, and (3) the performance criteria on which the performance goals are based for purposes of Section 162(m). Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

CONSEQUENCES OF FAILING TO APPROVE THE PROPOSAL

If this Proposal Four is not approved by stockholders, Covered Employees may not receive the compensation that we intended to provide them under the Plan and the deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that we may be limited in our ability to grant Awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible). For the avoidance of doubt, if this Proposal Four is not approved by stockholders, we will continue to be able to grant Awards of “performance-based compensation” within the meaning of Section 162(m) under the Plan with respect to shares of Common Stock currently available under the Plan (i.e., prior to giving effect to the First Amendment and the Additional Shares) as a result of the approval of the proposal setting forth the material terms of the Plan by our stockholders at the 2015 Annual Meeting.

MAXIMUM AMOUNTS OF COMPENSATION

Consistent with certain provisions of the Code, there are restrictions providing for a maximum number of shares of Common Stock that may be granted in any one year to a Covered Employee and a maximum amount of cash compensation payable in any one year as an Award under the Plan to a Covered Employee. Specifically, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000.

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ELIGIBILITY

Employees and consultants that provide services to the Company or one of the Company’s affiliates and members of the Board or members of the board of directors of an affiliate of the Company are eligible to receive Awards under the Plan. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the Performance Award.

PERFORMANCE CRITERIA AND PERFORMANCE AWARDS

If an eligible person is a Covered Employee, and the Committee determines that a contemplated Performance Award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance objectives based on the performance measures specified in the Plan.

With respect to any Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m), performance objectives shall be expressed in terms of: (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) net income or net income margin (before or after taxes), (vi) cash flow, cash flow from operations or return on investment, (vii) earnings or earnings margin before or after interest, taxes, depreciation, amortization, exploration and/or abandonment costs, (viii) economic value added, (ix) return on capital, assets, net assets or equity, (x) operating income, operating income margin or operating margin, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, (xiv) capital expenditures, (xv) general and administrative expenses, (xvi) net asset value, (xvii) operating costs, or (xviii) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or affiliates of the Company alone, or the Company together with one or more of its business units or affiliates. In addition, subject to any limitations under Section 162(m), such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements or for other specified extraordinary, unusual or infrequent items or events. The grant, vesting, exercise and/or settlement of Performance Awards may also be contingent upon one or more operational performance measures established by the Committee; provided, however, that with respect to Awards that are intended to provide “performance-based” compensation for purposes of Section 162(m), such operational performance measures shall be approved by the stockholders of the Company to the extent required to comply with the performance-based compensation requirements under Section 162(m).

For a detailed description of the remaining terms of, certain tax consequences associated with participation in and other information regarding the Plan, please see Proposal Three.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR the approval of the material terms of the ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN for purposes of COMPLYING WITH THE REQUIREMENTS OF section 162(M).

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PROPOSAL Five: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Whitely Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016. Whitely Penn LLP has served in this capacity since 2013. The Board is submitting the selection of Whitely Penn LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Whitely Penn LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. We are not presently expecting that representatives of Whitley Penn LLP will attend the Annual Meeting. If Whitely Penn LLP attends the Annual Meeting, they will have an opportunity to make a statement if they desire to do so and would be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Whitely Penn LLP does not limit the authority of the Audit Committee to change the Company’s independent registered public accounting firm, as it deems necessary or appropriate, at any time.

Principal Accountant Fees and Services

The following table presents fees for professional audit services performed by Whitley Penn LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2015 and 2014.

	2015	2014
Audit Fees (1)	$243,327	$127,210
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$243,327	$127,210

(1)	Audit fees include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014, (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iii) the reviews of the S-1 filed during 2014 and 2015.

Pre-Approval Policies

The charter of the Audit Committee requires that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s fees for audit, audit-related, tax and other services.” The Audit Committee pre-approved all services, audit and non-audit, provided to us by Whitley Penn LLP for 2014 and 2015.

Vote Required and Board of Director’s Recommendation

The affirmative vote by a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2016.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

Summary Compensation Table

The following table summarizes, with respect to each of our named executive officers, information relating to all compensation earned for services rendered to us in all capacities in the last two completed fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Jon Christopher Boswell –	2015	200,000	96,000			—	—	25,250	321,250
Chief Executive Officer	2014	200,000	—	188,000	46,266	—	—	16,000	450,266
Bobby Chapman –	2015	200,000	43,000		—	—	—	24,150	267,150
Chief Operating Officer	2014	200,000	—	223,000	—	—	—	16,000	439,000
Carlos Fernandez –	2015	200,000	90,000		—	—	—	12,054	302,054
Executive Vice President- Corporate Business Development and General Manager Latin America (1)	2014	166,000	—	819,000		—	—	—	985,000
Alexander Nickolatos –	2015	200,000	85,000		—	—	—	25,250	310,250
Chief Financial Officer and Assistant Secretary	2014	200,000	—	437,500	—	—	—	10,000	647,500

(1)	Mr. Fernandez was appointed our Executive Vice President-Corporate Business Development and General Manager Latin America on July 9, 2014. The compensation reported for Mr. Fernandez for 2014 reflects compensation earned by him as a consultant of our Company prior to July 1, 2014 and compensation earned by him as an employee of our Company after July 1, 2014.

(2)	The amounts in this column reflect the aggregate grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. See Part II – Item 8 – Financial Statements and Supplemental Data –Notes to consolidated financial data – Note 14 – Stock-Based Compensation” for additional information regarding the assumptions used to calculate the grant date fair value of the stock awards. The stock awards granted to Messrs. Boswell, Chapman, Fernandez and Nickolatos in 2014 were awards of restricted stock under our 2013 Stock Incentive Plan. We did not grant any stock awards to our named executive officers in 2015.

(3)	The amount in this column reflects the aggregate grant date fair value of all option awards calculated in accordance with FASB ASC Topic 718. See Part II – Item 8 – Financial Statements and Supplemental Data – Notes to consolidated financial data – Note 14 – Stock-Based Compensation” for additional information regarding the assumptions used to calculate the fair value of the option awards. We did not grant any option awards to our named executive officers in 2015.

(4)	Amounts reported in the “All Other Compensation” column consist of (a) with respect to all named executive officers, employer matching contributions to our tax-qualified Section 401(k) retirement savings plan and (b) with respect to Messrs. Boswell, Chapman and Nickolatos, a monthly car allowance.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreements. We have entered into employment agreements with each of our named executive officers. The following summary details the material terms of the employment agreements:

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Jon Christopher Boswell. Mr. Boswell’s employment agreement provides for a term of employment through November 24, 2015, with a renewal provision that automatically extends the term of Mr. Boswell’s employment for an additional year unless either party provides written notice of non-renewal. We currently pay Mr. Boswell a base salary of $200,000 per year. Mr. Boswell is also eligible to receive a $1,000.00 monthly car allowance and a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 100% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control”. The employment agreement provides that during the term of the agreement and for twelve (12) months or six (6) months, respectively, after the termination of Mr. Boswell’s employment (for whatever reason), Mr. Boswell will not compete with us or solicit our customers or our employees. The employment agreement also provides for the nondisclosure of any confidential information relating to us by Mr. Boswell.

Bobby Chapman Mr. Chapman’s employment agreement, as amended on October 8, 2015, provides for a term of employment through November 3, 2016, with a renewal provision that automatically extends the term of Mr. Chapman’s employment for an additional year unless either party provides written notice of non-renewal. As of January 1, 2016, we pay Mr. Chapman a base salary of $150,000 per year. As of January 1, 2016, Mr. Chapman is also eligible to receive a $1,000.00 monthly car allowance and a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 50% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control”. The employment agreement provides that during the term of the agreement and for twelve (12) months or six (6) months, respectively, after the termination of Mr. Chapman’s employment (for whatever reason), Mr. Chapman will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of any confidential information relating to us by Mr. Chapman.

Carlos Fernandez. Mr. Fernandez’s employment agreement provides for a term of employment through June 30, 2016, with a renewal provision that automatically extends the term of Fernandez’s employment for an additional year unless either party provides written notice of non-renewal. Pursuant to the employment agreement, we pay Mr. Fernandez a base salary of $200,000 per year for his service as the Executive Vice President-Corporate Business Development and General Manager Latin America. Mr. Fernandez is also eligible to receive a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 50% of his base salary. The Company will also grant Mr. Fernandez options to purchase 75,000 shares of our common stock, at a price of $6.00 per share, vesting in four equal semi-annual installments over two years. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure –Potential Payments Upon Termination or a Change in Control.” The employment agreement provides that during the term of the agreement and for six (6) months after the termination of Mr. Fernandez’s employment (for whatever reason), Mr. Fernandez will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of our confidential information by Mr. Fernandez.

Alexander Nickolatos. Mr. Nickolatos’ employment agreement provides for an original term of employment that ended on June 30, 2014, which term has automatically extended for an additional year in accordance with a renewal provision that automatically extends the term of Mr. Nickolatos’ employment for an additional year unless either party provides written notice of non-renewal. We currently pay Mr. Nickolatos a base salary of $200,000 per year. Mr. Nickolatos is also eligible to receive a $1,000.00 monthly car allowance and a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 50% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure –Potential Payments Upon Termination or a Change in Control”. The employment agreement also provides that during the term of the agreement and for six (6) months after the termination of Mr. Nickolatos’ employment (for whatever reason), Mr. Nickolatos will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of our confidential information by Mr. Nickolatos.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents, for each named executive officer, information regarding outstanding option awards and stock awards held as of December 31, 2015.

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	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
Jon Christopher Boswell	30,048	—		—	3.33	28-Aug-22
	125,000	—			6.00	24-Oct-23
	4,250	12,750	(1)	—	6.00	11-Jul-24	27,750	86,858
Bobby Chapman	100,000	—		—	6.00	4-Nov-23	30,000	93,900
Carlos Fernandez	22,318	—		—	3.33	28-Aug-22	90,000	281,700
	10,000	—		—	6.00	24-Oct-23
Alexander Nickolatos	4,083	—		—	0.33	1-Jul-22
	5,015	—		—	3.33	28-Aug-22
	25,000	—		—	6.00	24-Oct-23	53,750	168,238

(1)	These options held by our named executive officer previously vested as to 25 percent on July 11, 2015 and the remaining 75 percent of each award will become vested and exercisable in three equal annual installments on July 11, 2016, July 11, 2017 and July 11, 2018 so long as the named executive officer remains employed by us on each such date.

(2)	Includes (a) awards of restricted stock held by our named executive officers that previously vested as to 25 percent of each award on July 11, 2015 and consist of the following number of remaining shares that will become vested in three remaining equal annual installments on July 11, 2016, July 11, 2017 and July 11, 2018 so long as the named executive officer remains employed by us on each such date: (i) Mr. Boswell – 12,750, (ii) Mr. Chapman – 22,500, (iii) Mr. Fernandez – 30,000 and (iv) Mr. Nickolatos – 22,500; (b) awards of restricted stock held by our named executive officers that previously vested as to 25 percent of each award on December 1, 2015 and consist of the following number of remaining shares that will become vested in three remaining equal annual installments on December 1, 2016, December 1, 2017 and December 1, 2018 so long as the named executive officer remains employed by us on each such date: (i) Mr. Boswell – 15,000, (ii) Mr. Chapman – 7,500, (iii) Mr. Fernandez – 22,500 and (iv) Mr. Nickolatos – 18,750; and (c) awards of restricted stock held by our named executive officers that previously vested as to 50 percent of each award on January 11, 2015 and July 11, 2015 and consist of the following number of remaining shares that have become or will become vested in two remaining equal semi-annual installments on January 11, 2016 and July 11, 2016 so long as the named executive officer remains employed by us on each such date: (i) Mr. Fernandez – 37,500 and (ii) Mr. Nickolatos – 12,500.

(3)	The amounts in this column reflect the closing price of our common stock on December 31, 2015 (the last trading day of fiscal year 2015), which was $3.13, multiplied by the number of outstanding shares of restricted stock.

ADDITIONAL NARRATIVE DISCLOSURE

Retirement Benefits

As of December 31, 2015, we maintain a tax-qualified Section 401(k) retirement savings plan. This plan provides for employee contributions, employer matching contributions (5% of salary), and a discretionary profit sharing contribution. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. No discretionary profit sharing contributions were made during 2014 or 2015. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory limitation, which was $18,000 for 2015. All employer contributions vest immediately.

Potential Payments Upon Termination or a Change in Control

The employment agreements with Messrs. Boswell, Chapman, Fernandez and Nickolatos contain severance provisions, as described below.

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Mr. Boswell. If we terminate Mr. Boswell’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Boswell terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or two years of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Boswell on a form provided by us.

If Mr. Boswell’s employment with us is terminated due to his becoming disabled, Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Boswell’s employment is terminated as a result of his death, we are required to pay his estate his base salary and accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Boswell’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Boswell’s employment with us is terminated for “cause,” or if Mr. Boswell terminates his employment with us voluntarily, Mr. Boswell is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Boswell elect to not renew the Employment Agreement at the end of its term, then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or two years of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Chapman. If we terminate Mr. Chapman’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Chapman terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Chapman on a form provided by us. If Mr. Chapman’s employment with us is terminated due to his becoming disabled, Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding.

If Mr. Chapman’s employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Chapman’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Chapman’s employment with us is terminated for “cause,” or if Mr. Chapman terminates his employment with us voluntarily, Mr. Chapman is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Chapman elect to not renew the employment agreement at the end of its term, then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Fernandez. If we terminate Mr. Fernandez’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Fernandez terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Fernandez on a form provided by us.

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If Mr. Fernandez’s employment with us is terminated due to his becoming disabled, Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Fernandez’s employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Fernandez’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Fernandez’s employment with us is terminated for “cause,” or if Mr. Fernandez terminates his employment with us voluntarily, Mr. Fernandez is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Fernandez elect to not renew the employment agreement at the end of its term, then Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Nickolatos. If we terminate Mr. Nickolatos’ employment without “cause” (as such term is defined in his employment agreement), or if Mr. Nickolatos terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Nickolatos on a form provided by us.

If Mr. Nickolatos’ employment with us is terminated due to his becoming disabled, Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Nickolatos’ employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death and reimburse his estate for any unreimbursed business expenses and unpaid bonus. Mr. Nickolatos’ estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Nickolatos’ employment with us is terminated for “cause,” or if Mr. Nickolatos terminates his employment with us voluntarily, Mr. Nickolatos is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Nickolatos elect to not renew the employment agreement at the end of its term, then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

DIRECTOR COMPENSATION

We historically have not had a formal compensation package for non-employee members of our Board for their service as directors, nor do we have plans to establish a formal compensation program for the non-employee directors at this time. However, we may decide to grant an award of stock options to our non-employee directors from time to time.

In January 2014, Mr. Krummel received a grant of options to purchase 10,000 shares of our common stock at a price of $7.00 per share, vesting in four equal semi-annual installments over two years. As of December 31, 2015, the aforementioned options granted to Mr. Krummel were 75 percent exercisable.

In September, 2015, Mr. Bruheim was granted options to purchase 45,833 shares of our common stock, Mr. Krummel was granted options to purchase 47,500 shares of our common stock, Jogier Romestrand was granted options to purchase 41,667 shares of our common stock and each of Ahmad Al-Sati, John Yonemoto and Lap Wai Chan was granted options to purchase 15,000 shares of our common stock, in each case, at a price of $4.75 per share and vesting in four equal semi-annual installments over two years. As of December 31, 2015, all of the options described in the preceding sentence were outstanding and were 25 percent exercisable.

Other than the foregoing options, our non-employee directors currently do not receive any compensation specifically for their services as a director; however the Company does reimburse these directors for any travel or other business expenses related to their service as a director.

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The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2015.

Name	Fee: Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Bjarte Bruheim	—	—	45,833	—	—	—	45,833
Jogeir Romestrand	—	—	41,667	—	—	—	41,667
Christopher Krummel	—	—	47,500	—	—	—	47,500
John Yonemoto	—	—	15,000	—	—	—	15,000
Ahmad Al-Sati	—	—	15,000	—	—	—	15,000
Lap Wai Chan	—	—	15,000	—	—	—	15,000

(1)	The amount in this disclosure reflects the aggregate grant date fair value of all option awards calculated in accordance with FASB ASC Topic 718. Our non-employee directors were granted an option to purchase the following shares of our common stock in 2015: (i) Mr. Bruheim—45,833; (ii) Mr. Romestrand—41,667; (iii) Mr. Krummel—47,500; (iv) Mr. Yonemoto—15,000; (v) Mr. Al-Sati—15,000; and (vi) Mr. Chan—15,000. The options vest in four equal semi-annual installments on March 18, 2016, September 18, 2016, March 18, 2017 and September 18, 2017.

(2)	As of December 31, 2015, each of our non-employee directors held the following aggregate number of options to purchase our common stock: (i) Mr. Bruheim—143,151; (ii) Mr. Romestrand—51,667; (iii) Mr. Krummel—58,812; (iv) Mr. Yonemoto—15,000; (v) Mr. Al-Sati—15,000; and (vi) Mr. Chan—15,000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

At June 1, 2016, we had 13,579,890 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2016 by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	our executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX 77043. The percentages in the table are computed using a denominator consisting of 17,537,806 shares of common stock outstanding, which includes common stock currently issued and outstanding plus the number of shares of common stock issuable upon the exercise of all outstanding options, warrants, rights or conversion privileges held by a holder which are exercisable within 60 days of June 1, 2016. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Class (2)
5% Stockholders:
ACM Emerging Markets Master Fund I, L.P.	5,697,103	(3)	32.48%
Bienville Argentina Opportunities Master Fund, LP	2,397,388	(4)	13.67%
Hayman Capital Master Fund, LP.	2,105,263	(5)	12.00%
Gilder Gagnon Howe & Co	1,162,064	(6)	6.62%
Directors and Named Executive Officers:
Bjarte Bruheim	634,415	(7)	3.62%
Chairman of the Board
Jon Christopher Boswell	433,736	(8)	2.47%
Director, President and Chief Executive Officer
Carlos Fernandez	244,811	(9)	1.40%
Director, Executive Vice President-Corporate Business Development and General Manager Latin America
Bobby Chapman	144,500	(10)	*
Chief Operating Officer
Alexander Nickolatos	131,348	(11)	*
Chief Financial Officer and Assistant Secretary
Christopher Krummel	34,950	(12)	*
Director
Ahmad Al-Sati	3,750	(13)	*
Director
Leonel Narea	—		*
Director
Lap Wai Chan	3,750	(14)	*
Director
Donald Stoltz	—		*
Director
Total	13,089,762		74.64%
All executive officers and directors as a group (10 persons)	1,631,260		9.30%

*	indicates less than 1%.

(1)	Unless otherwise specified the address of each stockholder is 2930 West Sam Houston Parkway North, Suite 275, Houston, Texas 77043.

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(2)	For each stockholder, this percentage is determined by assuming the named stockholder exercises all options which the stockholder has the right to acquire within 60 days of June 1, 2016, but that no other person exercises any options.

(3)	Includes 3,666,666 shares of common stock issuable upon conversion of the Convertible Note. Voting and dispositive power over the securities owned by ACM is held by John Yonemoto, Gregory B. Bowes, Pieter Wernink, Serdar Saginda, James O’Brien and Michael Warren, who serve on the Investment Committee of Albright Capital Management LLC, the general partner of ACM. The business address of ACM is 1101 New York Avenue, NW, Suite 900, Washington, D.C. 20005.

(4)	Based solely on Form 4 filed with the SEC by Bienville Argentina Opportunities Master Fund, LP (“Bienville”), Bienville Capital Management, LLC and BAOF GP, LLC on February 29, 2016. The business address of Bienville is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

(5)	Based solely on Form 13G filed with the SEC by J Kyle Bass, Hayman Investments LLC, and Hayman Capital Management LP on February 16, 2016. The business address of each of J Kyle Bass, Hayman Investments LLC, and Hayman Capital Management is 2101 Cedar Springs Road, Suite 1400, Dallas, Texas 75201.

(6)	Based solely on Schedule 13G filed with the SEC on February 12, 2016 by Gilder Gagnon Howe & Co (“GGHC”), the securities owned by GGHC include 1,070,742 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 15,692 shares held in the account of the profit sharing plan of GGHC, and 75,630 shares held in accounts owned by the partners of GGHC and their families. The business address of GGHC is 3 Columbus Circle, 26th Floor, New York, NY 10019.

(7)	Includes 108,776 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016.

(8)	Includes 163,548 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016 and 13,500 shares of restricted stock that are vested or will vest within 60 days of June 1, 2016.

(9)	Includes 32,318 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016 and 102,500 shares of restricted stock that are vested or will vest within 60 days of June 1, 2016.

(10)	Includes 100,000 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016 and 17,500 shares of restricted stock that are vested or will vest within 60 days of June 1, 2016.

(11)	Includes 34,098 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016 and 46,250 shares of restricted stock that are vested or will vest within 60 days of June 1, 2016.

(12)	Includes 23,187 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016.

(13)	Includes 3,750 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016.

(14)	Includes 3,750 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2016

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, Section 16 officers, beneficial owners of 10% or more of our common stock and any other person subject to Section 16 of the Exchange Act (“Reporting Persons”) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of our common stock. Based solely on a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to us, we have concluded that no Reporting Persons were delinquent with respect to their reporting obligations, as set forth in Section 16(a) of the Exchange Act, except one report on Form 4 relating to the vesting of restricted stocks on January 11, 2015 was filed late by each of Mr. Alexander Nickolatos and Mr. Carlos Fernandez on November 16, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2014 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two years, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements, which are described in the section above titled “Executive Compensation.”

Transactions with Our Directors, Executive Officers and Affiliates

On July 1, 2014, we entered into an employment agreement with Mr. Fernandez pursuant to which we pay Mr. Fernandez a base salary of $200,000 per year for his service as our Executive Vice President-Corporate Business Development and General Manager Latin America. Mr. Fernandez is also eligible to receive a discretionary bonus to be determined by our Board, within its sole discretion, up to a maximum of 50% of his base salary.

We previously maintained a consulting agreement with Mr. Fernandez that was terminated July 1, 2014. The former consulting agreement with Mr. Fernandez’s provided for a term that commenced on September 1, 2012 and continued until its termination. Pursuant to the consulting agreement, Mr. Fernandez provided services to us as an independent consultant with respect to our sales, marketing and business development in Latin America. Mr. Fernandez was paid $10,000 a month for his services. The consulting agreement also contained covenants restricting Mr. Fernandez’s disclosure of any confidential information relating to us.

In December 2013, we sold equipment to a third party leasing company controlled by two of our directors. Simultaneously, the equipment package was leased back to a subsidiary controlled by the Company, as a capital lease for a 60-month period with payments beginning in July 2014. We agreed to prepay six months in advance along with an initial deposit of six months of payments in the amount of approximately $1.0 million and maintain a balance of no less than six months of prepayments until the final six months of the lease. These prepayments were made prior to December 31, 2013. Further lease payments are approximately $81,000 per month and commenced on February 1, 2014.

On May 28, 2014, we entered into the Note Agreement with ACM. The proceeds from the Note Agreement were used for expenditures incurred in accordance with an approved operating budget. The Note Agreement allows us to issue ACM a multiple draw secured promissory note with a maximum aggregate principal amount of $22 million, convertible into our common stock at a price of $6.00 per share. The unpaid principal amount of the note bears an interest rate of 14% per annum and matures on the date that is four years following the closing date. In connection with and as a condition precedent for the closing of the Note Agreement, we entered into the Option Agreement with ACM. Pursuant to the Option Agreement, ACM has the Option, in ACM’s sole discretion, to purchase an aggregate of 1,333,333 shares of our common stock, at a price of $6.00 per share. ACM exercised the Option on July 14, 2014 to purchase 1,333,333 shares of our common stock for an aggregate purchase price of $8,000,000.

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In connection with and as a condition precedent for the closing of the Note Agreement, we entered into the Stockholder Rights Agreement with ACM and the Management Stockholders, including our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer, our Secretary and General Counsel, our Vice Presidents of Marketing, our Vice President of Sales, and a member of our Board. Pursuant to the Stockholder Rights Agreement, ACM currently has the right to nominate three individuals for election to our Board. The Stockholder Rights Agreement calls for ACM and the Management Stockholders to mutually agree on a slate of five or six individuals to be nominated for election to the Board within one year after the closing date. The Stockholder Rights Agreement requires the number of individuals nominated by ACM be proportionate to ACM’s percentage of beneficial ownership of our issued and outstanding common stock (calculated on a fully diluted basis from time to time). Additionally, pursuant to the Stockholder Rights Agreement, certain members of our management have agreed not to transfer any equity securities of the Company owned by them, subject to certain limited exceptions, so long as ACM beneficially owns, in the aggregate, at least 15% of our issued and outstanding common stock; provided, however, that if such management members receive a bona fide offer from a prospective purchaser and desire to accept such offer, ACM shall have a right of first refusal to acquire such securities. Moreover, under the Stockholder Rights Agreement, for so long as ACM beneficially owns more than 15% of our issued and outstanding common stock (calculated on a fully diluted basis), ACM, subject to certain limited exceptions, has a preemptive right to purchase up to 40% of any new securities we propose to issue or sell. As a result, ACM’s preemptive right will apply to any securities we issue during an underwritten public offering on terms and conditions (including pricing terms) substantially similar to those offered by the underwriters.

On May 28, 2015, the Company entered into an amendment with ACM. ACM and the Company agreed to give ACM the ability to have the $2,485,162 interest payment, which was due on May 28, 2015 (the “Deferred Interest”), paid in the form of shares of the Company’s common stock upon the consummation of a future equity offering, should one occur. On July 15, 2015, the Company issued 523,192 shares of unregistered common stock at a price of $4.75 per share to ACM as payment for the deferred interest.

On November 9, 2015, EcoStim, Inc. (“EcoStim”), a Texas corporation and wholly-owned subsidiary of the Company, entered into a First Amendment to Employment Agreement (the “First Amendment”) to that certain Employment Agreement dated November 4, 2013, by and between EcoStim f/k/a FracRock, Inc. and Bobby Chapman, the Company’s Chief Operating Officer (together with the First Amendment, the “Employment Agreement”). The First Amendment, among other things, (1) amended the term of Mr. Chapman’s employment, which, as amended, commenced on November 9, 2015 and will expire on November 3, 2016; provided, however, that the term will automatically renew each November 4, beginning on November 4, 2016, for an additional 12-month term unless either party provides written notice of non-renewal; (2) reduced Mr. Chapman’s base salary, effective January 1, 2016, from $200,000 per year to $150,000 per year; (3) increased the monthly car allowance payable to Mr. Chapman from $500 per month to $1,000 per month; and (4) provided that EcoStim will reimburse Mr. Chapman up to $500.00 per month for payment of office rental in Longview, Texas.

AUDIT COMMITTEE REPORT

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Pursuant to its charter, the Audit Committee’s principal functions include the duty to: (i) oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements; (ii) oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public; (iii) oversee the independent auditors’ qualifications, independence and performance; (iv) oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

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In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2015 be included in the Company’s Form 10-K, which was filed with the SEC on March 17, 2016. The Audit Committee also selected Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles or (iii) Whitley Penn LLP is in fact independent.

Members of the Audit Committee:

Christopher Krummel (Chairman)

Bjarte Bruheim

Leonel Narea

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OTHER MATTERS

As of the date of filing this Proxy Statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

Stockholder Proposals; Director Nominations

Any stockholder desiring to present a stockholder proposal at the Company’s 2017 annual meeting of stockholders and to have the proposal included in the Company’s related proxy statement must send the proposal to the Secretary of the Company at Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, so that it is received no later than February 2, 2017. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, in accordance with the Company’s bylaws, any stockholder entitled to vote at the Company’s 2016 annual meeting of stockholders may propose business (other than proposals to be included in the Company’s proxy materials as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2017 annual meeting of stockholders only if written notice of such stockholder’s intent is given in accordance with the requirements of the Company’s bylaws and SEC rules and regulations. Such proposal must be submitted in writing at the address shown above, so that it is received (i) between April 1, 2017 and May 1, 2017 if the 2017 annual meeting of stockholders is called for a date that is within thirty (30) days before or after the anniversary date of the 2016 annual meeting of stockholders, or (ii) no later than the close of business on the tenth (10th) day following the date on which notice of such annual meeting was mailed or publicly disclosed, whichever is earlier.

The Company’s Nominating Committee will consider all director candidates recommended by a stockholder, if such nomination is properly submitted by the stockholder in accordance with the procedures outlined in our bylaws, on the same basis as candidates recommended by the Board and other sources. Stockholder nominations of directors must be made in writing and delivered to the address shown above. Nominations must be received by the Secretary of the Company no later than (i) thirty-five (35) days prior to the date of the 2017 annual meeting of stockholders, if notice of the 2017 annual meeting is given or publicly disclosed at least fifty (50) days prior to the meeting date, or (ii) if notice of the 2017 annual meeting is given less than fifty (50) days prior to the meeting date, the earlier of (a) the close of business on the tenth (10th) day following the day on which notice of the date of the 2017 annual meeting of stockholders is mailed or publicly disclosed, whichever first occurs, or (b) two (2) days prior to the date of the annual meeting.

Proxy Materials, Annual Report and Other Information

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 30, 2016:

A COPY OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, THE FORM OF PROXY AND THE 2015 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, ARE AVAILABLE FREE OF CHARGE AT www.ecostim-es.com IN THE “SEC FILINGS” SUBSECTION OF THE “INVESTORS” SECTION.

A copy of our 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including the financial statements and the financial statement schedules, if any, but not including exhibits), is being mailed with this Proxy Statement. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, Attn: Secretary, or by email at investorrelations@ecostim-es.com.

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APPENDIX A

FIRST AMENDMENT TO THE

ECO-STIM ENERGY SOLUTIONS, INC.

2015 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), is made by Eco-Stim Energy Solutions, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Paragraph XIII of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, except that any amendment to increase the number of shares of common stock of the Company (the “Shares”) that may be issued under the Plan must be approved by the stockholders of the Company; and

WHEREAS, the Board now desires to amend the Plan to increase the number of Shares available for awards under the Plan by 200,000 Shares, subject to approval by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended as of June 30, 2016, subject to approval by the Company’s stockholders, as set forth below:

1. The first sentence of Paragraph V(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 1,200,000 shares (which number includes (i) the 500,000 shares of Common Stock originally available for issuance pursuant to the Prior Plan, including shares of Common Stock previously issued pursuant to an Award (or made subject to an Award that has not expired or been terminated) granted under the Prior Plan prior to the Effective Date), (ii) the 500,000 shares of Common Stock made available for issuance under the Plan in connection with the amendment and restatement of the Plan, effective May 14, 2015, and (iii) an additional 200,000 shares of Common Stock first being made available for issuance under the Plan in connection with the First Amendment to the Plan, effective June 30, 2016).”

FURTHER RESOLVED, that except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

[Remainder of Page Intentionally Left Blank.]

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**MAIL –** Mark, sign and date your proxy card and return it in the postage–paid envelope provided, or return it to
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**▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲**

☒

**PROXY**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 and "FOR" PROPOSAL 5.**

1. To elect eight directors: FOR ALL ☐ AGAINST ALL ☐ FOR ALL EXCEPT ☐ (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

**COMPANY ID:**

**PROXY NUMBER:**

**ACCOUNT NUMBER:**

Signature ______________________ Signature ______________________ Date ______________, 2016

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name (as applicable) by authorized person.

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